UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):  July 31, 2006

PUREDEPTH, INC.
(Exact name of registrant as specified in its charter)

Delaware	None	47-0892061
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 Shoreline Drive, Suite 610
Redwood City, California 94065
(Address of principal executive offices) (Zip code)

(650) 632-0800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02   Unregistered Sales of Equity Securities

On July 31, 2006, PureDepth, Inc. (Company or Registrant) sold and issued warrants in a financing transaction with multiple holders of its outstanding B-Warrants in which it raised gross proceeds of approximately $4.9 million in connection with the exercise of pre-existing warrants into common stock. Pursuant to the transaction, the warrantholders exercised warrants to purchase an aggregate of approximately 5.6 million shares of common stock at an exercise price of approximately $0.8733 per share, and in consideration received, in addition to the approximately 5.6 million shares of common stock issuable upon exercise of the warrants, three-year warrants to purchase an aggregate of approximately 5.6 million shares of common stock at an exercise price of approximately $1.20 ($1.200763) per share. The Company will use the capital raised for working capital and other general corporate purposes.

On June 30, 2006, the Company raised approximately $1 million in a first closing as reported in the Form 8-K dated July 6, 2006. The two June and July closings thus raised a total of approximately $5.9 million, reduced the B-Warrants outstanding to 2.4 million from approximately 9.1 million, increased common shares outstanding by 6.7 million shares and increased D-Warrants by 6.7 million warrants. The offering has come to the end of its specified period.

For these issuances, the Company relied on the exemption from federal registration under Section 4(2) of the Securities Act of 1933, and/or Rule 506 promulgated thereunder. The Company relied on this exemption and/or the safe harbor rule thereunder based on the fact that (i) the investor, either alone or through a purchaser representative, had knowledge and experience in financial and business matters such that it was capable of evaluating the risks of the investment, and (ii) the Company has obtained subscription agreements from the investor indicating that it was an accredited investor and purchasing for investment only. Neither the warrants, nor the shares of common stock underlying the warrants have been registered for sale under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration under such Act or an applicable exemption from registration requirements.

The form of Common Stock Purchase Warrant has been filed herewith as Exhibit 4.1.2, and is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits

Exhibit No.	Description

4.1.2	Common Stock Purchase Warrant dated July 30, 2006 issued by PureDepth, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUREDEPTH, INC.: (Registrant)

Date: August 3, 2006	By:	/s/ Robert O’Callahan

Robert O’Callahan Chief Financial Officer

EXHIBIT INDEX

EXHIBITS

Exhibit No.	Description

4.1.2	Common Stock Purchase Warrant dated July 30, 2006 issued by PureDepth, Inc.